Exhibit 3.77

State of California Secretary of State	File # 200513110256
FILED
In the office of the Secretary of State
of the State of California

LIMITED LIABILITY COMPANY	MAY – 9 2005
ARTICLES OF ORGANIZATION

A $70.00 filling fee must accompany this form.

IMPORTANT – Read instructions before completing this form.	This Space For Filling Use Only

ENTITY NAME (End the name with words “Limited Liability Company,” “Ltd. Liability Co.,” or the abbreviations “LLC” or “L.L.C.”)

1.	NAME OF LIMITED LIABILITY COMPANY

Kimball Hill Sheldon Lakes, LLC

PURPOSE (The following statement is required by statute and may not be offered.)

2.	THE PURPOSE OF THE LIMITED LIABILITY COMPANY IS TO ENGAGE IN ANY LAWFUL ACT OR ACTIVITY FOR WHICH A LIMITED LIABILITY COMPANY MAY BE ORGANIZED UNDER THE BEVERLY-KILLEA LIMITED LIABILITY COMPANY ACT.

INITIAL AGENT FOR SERVICE OF PROCESS (If the agent is an individual, the agent must reside in California and both items 3 and 4 must be completed. If the agent is a corporation, the agent must have on file with the California Secretary of State a certificate pursuant to Corporations Code section 1505 and Item 3 must be completed (leave Item 4 blank).

3.	NAME OF INITIAL AGENT FOR SERVICE OF PROCESS

CT Corporation System

4.	IF AN INDIVIDUAL, ADDRESS OF INITIAL AGENT FOR SERVICE OF PROCESS IN CALIFORNIA	CITY	STATE CA	ZIP CODE

MANAGEMENT (Check only one)

5.	THE LIMITED LIABILITY COMPANY WILL BE MANAGED BY:

☒ ONE MANAGER
☐ MORE THAN ONE MANAGER
☐ ALL LIMITED LIABILITY COMPANY MEMBER(S)

ADDITIONAL INFORMATION

6.	ADDITIONAL INFORMATION SET FORTH ON THE ATTACHED PAGES, IF ANY, IS INCORPORATED HEREIN BY THIS REFERENCE AND MADE A PART OF THIS CERTIFICATE.

EXECUTION

7.	I DECLARE I AM THE PERSON WHO EXECUTED THIS INSTRUMENT, WHICH EXECUTION IS MY ACT AND DEED.

/s/Hal H. Barber	May 6, 2005
SIGNATURE OF ORGANIZER	Date

Hal H. Barber, V. President of Kimball Hill Homes California, Inc.
TYPE OR PRINT NAME OF ORGANIZER

RETURN TO (Enter the name and the address of the person or firm to whom a copy of the filed document should be returned.

8.	NAME FIRM ADDRESS CITY/STATE/ZIP	Deborah S. Byerly, Paralegal Kimball Hill Homes 5999 New Wilke Road, Suite 504 Rolling Meadows, IL 60008
LLC-1 (REV 06/2004)	APPROVED BY SECRETARY OF STATE